Exhibit 99.1

Contact Information:

Suzanne DuLong, VP IR & Corporate Comm

T: 802-882-2100

Investor.Services@GMCR.com

Green Mountain Coffee Roasters, Inc. Reports Continued Strong Sales and

Earnings Growth for Fiscal 2010 Third Quarter

– 64% Net Sales Growth Driven by Success of Keurig® Single-Cup Brewing System;

Q3 2010 GAAP EPS of $0.13 and Non-GAAP EPS of $0.19; Company Provides

Initial Outlook For Fiscal 2011 –

WATERBURY, VT (July 28, 2010) – Green Mountain Coffee Roasters, Inc., (NASDAQ: GMCR) today announced its fiscal 2010 third quarter results for the thirteen weeks ended June 26, 2010.

Net sales for the third quarter of fiscal 2010 increased 64% to $311.5 million as compared to $190.5 million reported in the third quarter of fiscal 2009. According to Generally Accepted Accounting Principles (“GAAP”), net income for the third quarter of fiscal 2010 totaled $18.6 million, or $0.13 per fully diluted share.

Excluding transaction-related expenses incurred in the quarter, and the resulting tax effect of reversing the tax benefit associated with previously incurred acquisition-related expenses, the Company’s non-GAAP net income for the third quarter of fiscal 2010 was $25.8 million, or $0.19 per diluted share, representing an increase of 82% from $14.1 million, or $0.12 per diluted share, in the third quarter of fiscal 2009.1

The Company completed its acquisition of Diedrich Coffee Inc. (“Diedrich”) on May 11, 2010 for $35 per share of common stock in a transaction with a total value of approximately $300 million. The recent Financial Accounting Standards Board (“FASB”) pronouncement on business combinations, effective in fiscal 2010 for the Company, requires acquisition-related costs be expensed rather than capitalized. The Company’s fiscal third quarter GAAP net income is inclusive of approximately $4.0 million of non-deductible expenses associated with the Diedrich acquisition incurred during the fiscal third quarter. In accordance with the FASB pronouncement, because the Diedrich acquisition closed during the fiscal third quarter, this quarter’s GAAP net income also reflects the tax effect of reversing the tax benefit of $3.2 million associated with the $8.1 million of acquisition-related costs for the Diedrich acquisition recorded during the first and second quarters of fiscal 2010.

During fiscal 2010’s third quarter, 683 million K-Cup® portion packs were shipped system-wide by all Keurig licensed roasters, representing an increase of 72% over the year-ago quarter. Supporting continued growth in K-Cup demand, there were 846,000 system brewers with Keurig® -branded brewing technology shipped during the third quarter of fiscal 2010 compared to 444,000 shipped during the third quarter of fiscal 2009.

[1]	A complete reconciliation of the Company’s GAAP to non-GAAP results is provided with this announcement.

GMCR Reports Continued Strong Sales and Earnings Growth for Q3’10	Page 2 of 6

The Company completed a three-for-one stock split during the third quarter, effected in the form of a stock dividend. Shareholders of record at the close of business on May 10, 2010 received two additional shares of common stock for every one share of common stock held on that date.

Lawrence J. Blanford, GMCR’s President and CEO, said, “In our fiscal third quarter, through the strong efforts of all our employees, we delivered excellent results on our key financial performance metrics including revenue, gross margin, operating margin and net income. We have now achieved 11 consecutive quarters of better than 40 percent net sales growth. For the first nine months of fiscal 2010 we have produced net sales growth of 70% and non-GAAP earnings per share growth of 89% over the same period for fiscal year 2009.”

“Continued execution of our strategic business initiatives, including most recently, our acquisition of Diedrich, is driving GMCR’s growth and enabling us to advance adoption and awareness of our growing portfolio of compelling brands,” said Blanford. “We believe the inherent strength of our business model, combined with our passionate employees, the strong support of our business partners and our fervent belief that we can transform the way the world views business are key drivers behind our growth and success.

Blanford concluded, “The coming holiday buying season is shaping up to be another exciting opportunity for us to help more consumers discover and enjoy outstanding beverages with the convenience and choice of the Keurig Single-Cup brewing system. We are looking for a strong kickoff to our fiscal year 2011 and are providing our initial fiscal year 2011 estimate for sales growth in a range of between 44% to 50% and earnings per share of $1.15 to $1.20.”

Fiscal 2010 Third Quarter Financial Review

Key Business Drivers & Metrics

•	The two primary drivers of the $121.0 million, or 64%, increase in the Company’s net sales were increases in total K-Cup portion pack net sales and Keurig brewer and accessory sales.

•	Approximately 86% of consolidated net sales in the third quarter was from the Keurig brewing system and its recurring K-Cup portion pack revenue.

•	Net sales from K-Cup portion packs totaled $197 million in the quarter, up 90%, or $93.1 million, over 2009.

•	Net sales from Keurig brewers and accessories totaled $64 million in the quarter, up 69%, or 26.2 million, from the prior year period.

•

For the Keurig business unit, net sales for the third quarter of fiscal 2010, after the elimination of inter-company sales, were $157.2 million, up 74% from net sales of $90.1 million in the third quarter of fiscal 2009.

•

For the Specialty Coffee business unit (SCBU), net sales for the third quarter of fiscal 2010, after the elimination of inter-company sales, were $154.3 million, up 54% from net sales of $100.4 million in the third quarter of fiscal 2009.

2

GMCR Reports Continued Strong Sales and Earnings Growth for Q3’10	Page 3 of 6

Costs, Margins and Income

•

Third quarter 2010 gross profit increased to 35.2% of total net sales compared to 33.6% for the corresponding quarter in 2009. This was as a result of higher manufacturing gross margin derived from the increase in volume of the Company’s manufactured K-Cups as a percentage of total system volume.

•

During the third quarter, the Company experienced continued higher levels of warranty expense and sales returns related to a quality issue associated with certain brewer models produced primarily in late calendar 2009. As previously disclosed, the Company implemented hardware and software changes which it believes has corrected the issue. The Company reached agreement with its suppliers and will recover approximately $6 million as reimbursement related to this issue. This recovery was reflected in the third quarter cost of sales as a reduction to warranty expense and substantially offsets the higher warranty expense and sales returns costs incurred in the fiscal third quarter.

•

Selling, general and administrative expenses as a percentage of net sales for the third quarter were 23.0% as compared to 21.7% in the prior year. Third quarter 2010 general and administrative expenses include $4.0 million related to the Diedrich acquisition as well as the amortization of identifiable intangibles of $4.3 million due to the Company’s prior acquisitions as compared to $1.5 million in the prior year third quarter.

•

The Company increased its GAAP operating income by 68%, to $38.2 million, in the third quarter of fiscal 2010, as compared to $22.8 million in the year ago quarter, and improved its GAAP operating margin to 12.3% from 12.0% in the prior year period. Excluding the impact of the $4.0 million transaction-related expenses in the third quarter of fiscal 2010, the Company’s non-GAAP operating income was up 85% to $42.2 million and represented 13.5% of sales compared to $22.8 million, or 12.0% of sales in the prior year.

•	Interest expense was $1.5 million in the third quarter of fiscal 2010, compared to $1.1 million in the prior year quarter.

•	Income before taxes for the third quarter of fiscal 2010 increased 70% to $36.7 million as compared to $21.7 million in the third quarter of fiscal 2009.

•

The Company’s tax rate for the fiscal third quarter was 49.5% as compared to 34.7% in the prior year quarter reflecting the tax effect of the recognition of the estimated total $12 million non-deductible acquisition-related expenses incurred during the Company’s first, second and third quarters of fiscal 2010 for the Diedrich acquisition which closed during the Company’s fiscal third quarter.

Balance Sheet Highlights

•	Cash and short-term cash investments were $10 million at June 26, 2010, down from $144.2 million at March 27, 2010, primarily due to the Diedrich acquisition.

•

Accounts receivable increased 88% year-over-year to $128.8 million at June 26, 2010, from $68.5 million at June 27, 2009, as a result of continuing strong sales during the third quarter of fiscal 2010, particularly within the retail channel where days sales outstanding is higher than other channels, and due to the recent Diedrich acquisition.

3

GMCR Reports Continued Strong Sales and Earnings Growth for Q3’10	Page 4 of 6

•

Inventories increased 80% to $186.3 million at June 26, 2010 from $103.2 million at June 27, 2009, reflecting the Company’s effort to ensure sufficient inventories of brewers and K-Cups for the fourth quarter of fiscal 2010.

•

Long-term debt increased to $271.4 million at June 26, 2010 from $72.7 million at March 27, 2010 as a result of the Company’s execution of a $140 million term loan used to pay a portion of the Diedrich purchase price.

Business Outlook and Other Forward-Looking Information

Fourth Quarter and Fiscal Year 2010

With one quarter remaining, the Company has refined its outlook for its fiscal year 2010 and is providing its first estimates for its fourth quarter of fiscal 2010. It now expects:

•	Total fiscal fourth quarter consolidated net sales growth of 58% to 63% resulting in total fiscal 2010 consolidated net sales growth of 66% to 68%, compared to the prior estimate of 62% to 65%.

•	Total fiscal 2010 K-Cup portion packs shipped system-wide by all Keurig licensed roasters to increase in the range of 73% to 76%, compared to prior estimate of 73% to 78%.

•

Fiscal fourth quarter non-GAAP operating margin in the range of 13.0% to 13.5%, resulting in a total fiscal 2010 non-GAAP operating margin in the range of 12.1% to 12.5% excluding acquisition-related transaction expenses.

•	Fiscal 2010 interest expense of $5.5 million to $6.5 million.

•	A tax rate of 39.2% for the fiscal year excluding the tax impact of expenses related to the Timothy’s and Diedrich acquisitions.

•

Fiscal fourth quarter fully diluted non-GAAP earnings per share in the range of $0.18 to $0.20 per share, resulting in total fiscal 2010 fully diluted non-GAAP earnings per share in the range of $0.69 to $0.71 per share, excluding any acquisition-related transaction expenses. The fully diluted non-GAAP earnings per share estimate of $0.69 to $0.71 for the 2010 fiscal year includes $15 million pre-tax or $0.07 per diluted share non-cash amortization expenses related to the identifiable intangibles of the Company’s acquisitions.

•	Capital expenditures for fiscal 2010 in the range of $120 to $140 million, as compared to prior estimates in the range of $105 to $125 million.

•

Depreciation and amortization expenses in the range of $44 to $46 million for fiscal year 2010, including $15 million for amortization of identifiable intangibles, up from prior estimates of $40 to $44 million.

First Issue of Company Estimates for Fiscal Year 2011

The company also is providing its first estimates for fiscal year 2011:

•	Total consolidated net sales growth of 44% to 50%.

4

GMCR Reports Continued Strong Sales and Earnings Growth for Q3’10	Page 5 of 6

•	Total K-Cup portion packs shipped system-wide to increase in the range of 64% to 68%.

•

Fully diluted earnings per share in the range of $1.15 to $1.20 per share, representing an increase in the range of 62% to 74% over fiscal year 2010’s fully diluted non-GAAP earnings per share estimate range of $0.69 to $0.71 per share. The fiscal 2011 estimate includes approximately $22 million, or approximately $0.09 per share, of non-cash amortization expenses related to the identifiable intangibles mentioned above.

Use of Non-GAAP Financial Measures

In addition to reporting financial results in accordance with generally accepted accounting principles (GAAP), the Company provides non-GAAP operating results that exclude certain charges or credits such as acquisition-related transaction expenses, the one-time operating income related to the settlement of the Company’s Kraft litigation, and non-cash related items such as amortization of identifiable intangibles. These amounts are not in accordance with, or an alternative to, GAAP. The Company’s management believes that these measures provide investors with greater transparency by helping illustrate the underlying financial and business trends relating to the Company’s results of operations and financial condition and comparability between current and prior periods. Management uses the measures to establish and monitor budgets and operational goals and to evaluate the performance of the Company. Please see the “GAAP to Non-GAAP Reconciliation of Unaudited Consolidated Statements of Operations” tables that accompany this press release for a full reconciliation the Company’s GAAP to non-GAAP results.

Green Mountain Coffee Roasters, Inc. will be discussing these financial results and future prospects with analysts and investors in a conference call available via the Internet. The call will take place today at 5:00 PM ET and will be available, with accompanying slides, via live webcast on the Company’s website at www.GMCR.com. The Company archives the latest conference call on the Investor Relations section of its website for a period of time. A replay of the conference call also will be available by telephone at (719) 457-0820, Passcode 2978546 from 9:00 PM ET on July 28th through 9:00 PM ET on Monday, August 2, 2010.

GMCR routinely posts information that may be of importance to investors in the Investor Relations section of its website, including news releases and its complete financial statements, as filed with the SEC. The Company encourages investors to consult this section of its website regularly for important information and news. Additionally, by subscribing to the Company’s automatic email news release delivery, individuals can receive news directly from GMCR as it is released.

About Green Mountain Coffee Roasters, Inc.

As a leader in the specialty coffee industry, Green Mountain Coffee Roasters, Inc. is recognized for its award-winning coffees, innovative brewing technology, and socially responsible business practices. GMCR’s operations are managed through two business units. The Specialty Coffee business unit produces coffee, tea and hot cocoa from its family of brands, including Tully’s Coffee®, Green Mountain Coffee®, Newman’s Own® Organics coffee, Timothy’s World Coffee® and Diedrich, Coffee People and Gloria Jeans®, a trademark licensed to the Company for use in North America and owned by Gloria Jeans Coffees International Pty. Ltd. The Keurig business unit is a pioneer and leading manufacturer of gourmet single-cup brewing systems. K-Cup® portion packs for Keurig® Single-Cup Brewers are produced by a variety of roasters, including Green

5

GMCR Reports Continued Strong Sales and Earnings Growth for Q3’10	Page 6 of 6

Mountain Coffee, Tully’s, Timothy’s and Diedrich. GMCR supports local and global communities by offsetting 100% of its direct greenhouse gas emissions, investing in Fair Trade Certified™ coffee, and donating at least five percent of its pre-tax profits to social and environmental projects. Visit www.gmcr.com for more information.

Forward-Looking Statements

Certain statements contained herein are not based on historical fact and are “forward-looking statements” within the meaning of the applicable securities laws and regulations. Generally, these statements can be identified by the use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “feel,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “would,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Owing to the uncertainties inherent in forward-looking statements, actual results could differ materially from those stated here. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the impact on sales and profitability of consumer sentiment in this difficult economic environment, the Company’s success in efficiently expanding operations and capacity to meet growth, the Company’s success in efficiently and effectively integrating Timothy’s and Diedrich’s wholesale operations and capacity into its Specialty Coffee business unit, the Company’s success in introducing and producing new product offerings, the ability of lenders to honor their commitments under the Company’s credit facility, competition and other business conditions in the coffee industry and food industry in general, fluctuations in availability and cost of high-quality green coffee, any other increases in costs including fuel, Keurig’s ability to continue to grow and build profits with its roaster partners in the At Home and Away from Home businesses, the Company experiencing product liability, product recall and higher than anticipated rates of warranty expense or sales returns associated with a product quality or safety issue, the impact of the loss of major customers for the Company or reduction in the volume of purchases by major customers, delays in the timing of adding new locations with existing customers, the Company’s level of success in continuing to attract new customers, sales mix variances, weather and special or unusual events, as well as other risks described more fully in the Company’s filings with the SEC. Forward-looking statements reflect management’s analysis as of the date of this press release. The Company does not undertake to revise these statements to reflect subsequent developments, other than in its regular, quarterly earnings releases.

-Tables Follow-

6

GREEN MOUNTAIN COFFEE ROASTERS, INC.

Unaudited Consolidated Statements of Operations

(Dollars in thousands except per share data)

	Thirteen weeks ended 6/26/10	Thirteen weeks ended 6/27/09	Thirty-nine weeks ended 6/26/10	Thirty-nine weeks ended 6/27/09
Net sales	$311,514	$190,509	$985,792	$580,841
Cost of sales	201,783	126,428	665,584	401,428

Gross profit	109,731	64,081	320,208	179,413
Selling and operating expenses	46,277	28,597	144,835	92,873
General and administrative expenses	25,267	12,708	72,903	33,165
Patent litigation settlement	—	—	—	(17,000)

Operating income	38,187	22,776	102,470	70,375
Other income (expense)	27	(39)	(217)	(323)
Interest expense	(1,495)	(1,080)	(3,376)	(3,494)

Income before income taxes	36,719	21,657	98,877	66,558
Income tax expense	(18,165)	(7,517)	(43,127)	(25,051)

Net income	$18,554	$14,140	$55,750	$41,507

Basic income per share:
Weighted average shares outstanding	131,677,459	112,775,280	131,303,879	111,397,302
Net income	$0.14	$0.13	$0.42	$0.37
Diluted income per share:
Weighted average shares outstanding	137,898,253	119,010,138	137,681,766	117,318,258
Net income	$0.13	$0.12	$0.40	$0.35

- More -

[1]	A complete reconciliation of the Company’s GAAP to non-GAAP results is provided with this announcement.

GREEN MOUNTAIN COFFEE ROASTERS, INC.

Unaudited Consolidated Balance Sheets

(Dollars in thousands)

	June 26, 2010	September 26, 2009
Assets
Current assets:
Cash and cash equivalents	$8,981	$241,811
Restricted cash and cash equivalents	940	280
Short-term investments	—	50,000
Receivables, less allowances of $8,852 and $4,792 at June 26, 2010, and September 26, 2009, respectively	128,758	91,559
Income tax receivable	1,700	—
Inventories	186,262	137,294
Other current assets	16,611	9,517
Deferred income taxes, net	12,819	10,151

Total current assets	356,071	540,612
Fixed assets, net	218,821	135,981
Intangibles, net	225,481	36,478
Goodwill	386,416	99,600
Other long-term assets	10,230	3,979

Total assets	$1,197,019	$816,650

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$19,058	$5,030
Accounts payable	112,044	79,772
Accrued compensation costs	22,215	17,264
Accrued expenses	36,049	18,570
Income tax payable	—	2,971
Other short-term liabilities	2,514	3,257

Total current liabilities	191,880	126,864
Long-term debt	252,380	73,013

Deferred income taxes, net	85,469	26,599

Other long-term liabilities	5,157	—
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.10 par value: Authorized - 1,000,000 shares; No shares issued or outstanding	—	—
Common stock, $0.10 par value: Authorized - 200,000,000 shares; Issued – 131,783,168 and 130,811,052 shares at June 26, 2010, and September 26, 2009, respectively	13,178	13,081
Additional paid-in capital	457,617	441,875
Retained earnings	192,912	137,162
Accumulated other comprehensive loss	(1,500)	(1,870)
ESOP unallocated shares, at cost – 38,061 shares at June 26, 2010, and September 26, 2009	(74)	(74)

Total stockholders’ equity	662,133	590,174

Total liabilities and stockholders’ equity	$1,197,019	$816,650

- More -

GREEN MOUNTAIN COFFEE ROASTERS, INC.

Unaudited Consolidated Statements of Cash Flows

(Dollars in thousands)

	Thirty-nine weeks ended June 26, 2010	Thirty-nine weeks ended June 27, 2009
Cash flows from operating activities:
Net income	$55,750	$41,507
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	20,379	13,054
Amortization	9,497	3,861
Loss on disposal of fixed assets	522	168
Provision for doubtful accounts	372	327
(Gain) loss on futures derivatives	(188)	207
Tax benefit (expense) from exercise of non-qualified options and disqualified dispositions of incentive stock options	25	(163)
Excess tax benefits from equity-based compensation plans	(5,626)	(9,123)
Deferred income taxes	49	(1,940)
Deferred compensation and stock compensation	6,061	4,892
Changes in assets and liabilities:
Receivables	(18,478)	(14,003)
Inventories	(35,325)	(15,640)
Income tax receivable, net	1,071	6,759
Other current assets	(6,342)	187
Other long-term assets, net	421	587
Accounts payable	21,544	15,474
Accrued compensation costs	(3,851)	4,018
Accrued expenses	11,500	5,681

Net cash provided by operating activities	57,381	55,853
Cash flows from investing activities:
Proceeds from sale of short-term investments	50,000	—
Proceeds from payment of note receivable	1,788	—
Acquisition of Timothy’s Coffee of the World Inc.	(154,208)	—
Acquisition of Diedrich Coffee, Inc.	(305,261)	—
Acquisition of certain assets of Tully’s Coffee Corporation	—	(41,451)
Capital expenditures for fixed assets	(84,386)	(29,027)
Proceeds from disposal of fixed assets	253	152

Net cash used for investing activities	(491,814)	(70,326)
Cash flows from financing activities:
Net change in revolving line of credit	57,001	2,500
Proceeds from borrowings of long-term debt	140,000	—
Deferred financing fees	(1,359)	—
Repayments of long-term debt	(3,750)	(205)
Proceeds from issuance of common stock	4,127	6,351
Capital lease obligations	(42)	—
Excess tax benefits from equity-based compensation plans	5,626	9,123

Net cash provided by financing activities	201,603	17,769
Net increase (decrease) in cash and cash equivalents	(232,830)	3,296
Cash and cash equivalents at beginning of period	241,811	804

Cash and cash equivalents at end of period	$8,981	$4,100

Fixed asset purchases included in accounts payable and not disbursed at the end of each period:	$12,549	$7,399
Noncash investing activity:
Debt assumed in conjunction with acquisitions	$1,533	$210

- More -

GREEN MOUNTAIN COFFEE ROASTERS, INC.

GAAP to Non-GAAP Reconciliation of Unaudited Consolidated Statements of Operations

(Dollars in thousands)

Thirteen weeks ended June 26, 2010
	GAAP	Acquisition- related Transaction Expenses	Acquisition- related Transaction Expenses	Patent Litigation Settlement	Non-GAAP
		Timothy’s Coffees of the World, Inc.	Diedrich Coffee, Inc.
Net Sales	$311,514	—	—	—	$311,514
Cost of Sales	201,783	—	—	—	201,783

Gross Profit	109,731	—	—	—	109,731
Selling and operating expenses	46,277	—	—	—	46,277
General and administrative expenses	25,267	—	(3,992)	—	21,275

Operating income	38,187	—	3,992	—	42,179
Other expense	27	—	—	—	27
Interest expense	(1,495)	—	—	—	(1,495)

Income before income taxes	36,719	—	3,992	—	40,711
Income tax benefit (expense)	(18,165)	—	3,216	—	(14,949)

Net income	$18,554	$—	$7,208	$—	$25,762

Basic income per share:
Weighted average shares outstanding	131,677,459	131,677,459	131,677,459	131,677,459	131,677,459
Net income	$0.14	$—	$0.05	$—	$0.20
Diluted income per share:
Weighted average shares outstanding	137,898,253	137,898,253	137,898,253	137,898,253	137,898,253
Net income	$0.13	$—	$0.05	$—	$0.19

GREEN MOUNTAIN COFFEE ROASTERS, INC.

GAAP to Non-GAAP Reconciliation of Unaudited Consolidated Statements of Operations

(Dollars in thousands)

Thirty-nine weeks ended June 26, 2010
	GAAP	Acquisition- related Transaction Expenses	Acquisition- related Transaction Expenses	Patent Litigation Settlement	Non-GAAP
		Timothy’s Coffees of the World, Inc.	Diedrich Coffee, Inc.
Net Sales	$985,792	—	—	—	$985,792
Cost of Sales	665,584	—	—	—	665,584

Gross Profit	320,208	—	—	—	320,208
Selling and operating expenses	144,835	—	—	—	144,835
General and administrative expenses	72,903	(1,927)	(12,124)	—	58,852

Operating income	102,470	1,927	12,124	—	116,521
Other expense	(217)	—	—	—	(217)
Interest expense	(3,376)	—	—	—	(3,376)

Income before income taxes	98,877	1,927	12,124	—	112,928
Income tax benefit (expense)	(43,127)	—	—	—	(43,127)

Net income	$55,750	$1,927	$12,124	$—	$69,801

Basic income per share:
Weighted average shares outstanding	131,303,879	131,303,879	131,303,879	131,303,879	131,303,879
Net income	$0.42	$0.01	$0.09	$—	$0.53
Diluted income per share:
Weighted average shares outstanding	137,681,766	137,681,766	137,681,766	137,681,766	137,681,766
Net income	$0.40	$0.01	$0.09	$—	$0.51

GREEN MOUNTAIN COFFEE ROASTERS, INC.

GAAP to Non-GAAP Reconciliation of Unaudited Consolidated Statements of Operations

(Dollars in thousands)

Thirteen weeks ended June 27, 2009
	GAAP	Acquisition- related Transaction Expenses	Acquisition- related Transaction Expenses	Patent Litigation Settlement	Non-GAAP
		Timothy’s Coffees of the World, Inc.	Diedrich Coffee, Inc.
Net Sales	$190,509	—	—	—	$190,509
Cost of Sales	126,428	—	—	—	126,428

Gross Profit	64,081	—	—	—	64,081
Selling and operating expenses	28,597	—	—	—	28,597
General and administrative expenses	12,708	—	—	—	12,708

Operating income	22,776	—	—	—	22,776
Other expense	(39)	—	—	—	(39)
Interest expense	(1,080)	—	—	—	(1,080)

Income before income taxes	21,657	—	—	—	21,657
Income tax expense	(7,517)	—	—	—	(7,517)

Net income	$14,140	$—	$—	$—	$14,140

Basic income per share:
Weighted average shares outstanding	112,775,280	112,775,280	112,775,280	112,775,280	112,775,280
Net income	$0.13	$—	$—	$—	$0.13
Diluted income per share:
Weighted average shares outstanding	119,010,138	119,010,138	119,010,138	119,010,138	119,010,138
Net income	$0.12	$—	$—	$—	$0.12

GREEN MOUNTAIN COFFEE ROASTERS, INC.

GAAP to Non-GAAP Reconciliation of Unaudited Consolidated Statements of Operations

(Dollars in thousands)

Thirty-nine weeks ended June 27, 2009
	GAAP	Acquisition- related Transaction Expenses	Acquisition- related Transaction Expenses	Patent Litigation Settlement	Non-GAAP
		Timothy’s Coffees of the World, Inc.	Diedrich Coffee, Inc.
Net Sales	$580,841	—	—	—	$580,841
Cost of Sales	401,428	—	—	—	401,428

Gross Profit	179,413	—	—	—	179,413
Selling and operating expenses	92,873	—	—	—	92,873
General and administrative expenses	33,165	—	—	—	33,165
Patent litigation settlement	(17,000)	—	—	17,000	—

Operating income	70,375	—	—	(17,000)	53,375
Other expense	(323)	—	—	—	(323)
Interest expense	(3,494)	—	—	—	(3,494)

Income before income taxes	66,558	—	—	(17,000)	49,558
Income tax benefit (expense)	(25,051)	—	—	6,639	(18,412)

Net income	$41,507	$—	$—	$(10,361)	$31,146

Basic income per share:
Weighted average shares outstanding	111,397,302	111,397,302	111,397,302	111,397,302	111,397,302
Net income	$0.37	$—	$—	$(0.09)	$0.28
Diluted income per share:
Weighted average shares outstanding	117,318,258	117,318,258	117,318,258	117,318,258	117,318,258
Net income	$0.35	$—	$—	$(0.09)	$0.27

7